UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2019

EMPIRE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, NY		12701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written	communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting	material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement	communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement	communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NYNY	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 15, 2019, Empire Resorts, Inc., a Delaware corporation (the “Company”), completed the merger contemplated by the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated August 18, 2019, by and among the Company, Hercules Topco LLC, a Delaware limited liability company (“Parent”), and Hercules Merger Subsidiary Inc., a Delaware corporation, pursuant to which Merger Sub was merged with and into the Company, with the Company continuing as the surviving entity after the merger (the “Merger”). Parent and Merger Sub are affiliates of Kien Huat Realty III Limited, an Isle of Man company limited by shares (“Kien Huat”), and Genting Malaysia Berhad, a Malaysian public company limited by shares (“GenM”). Prior to the Merger, Kien Huat was the holder of approximately 52.8% of the voting power of the Company’s outstanding capital stock and GenM was the holder of approximately 33.3% of the voting power of the Company’s outstanding capital stock.

At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of the Common Stock (other than any Rollover Shares, Canceled Shares or Dissenting Shares, as defined below), was converted into the right to receive $9.74 in cash, without interest (the “Common Merger Consideration”), and each issued and outstanding share of the Company’s Series B Preferred Stock, par value $0.01 (“Series B Preferred Stock”) (other than Rollover Shares, Canceled Shares or Dissenting Shares), was converted into the right to receive an amount in cash equal to the product of the Common Merger Consideration, multiplied by the number of shares of Common Stock into which such share of Series B Preferred Stock was convertible (the “Series B Merger Consideration”). In addition, as part of the Merger, (i) shares of the Common Stock or the Company’s Series F Convertible Preferred Stock, par value $0.01 (the “Series F Preferred Stock” and, together with the Series B Preferred Stock and the Common Stock, “Voting Stock”), owned by Kien Huat, GenM or their respective affiliates (the “Rollover Shares”) remain outstanding, (ii) shares of Common Stock or any series of the Company’s preferred stock owned by the Company or any of its wholly owned subsidiaries were canceled (the “Canceled Shares”) and (iii) shares owned by any stockholder who properly exercised appraisal rights under Delaware law (the “Dissenting Shares”) now entitle the holder thereof only to such appraisal rights.

The aggregate merger consideration to be paid to the holders of Common Stock and Series B Preferred Stock (including the holders of restricted stock units and restricted Common Stock) in connection with the Merger is approximately $58 million, and was funded by the working capital of GenM and Kien Huat.

A special committee of the board of directors of the Company (the “Board”), comprised entirely of independent and disinterested directors (the “Special Committee”) unanimously approved and recommended that the Board approve the form, terms and provisions of, and the transactions contemplated by, the Merger Agreement and, thereafter, the Board, on behalf of the Company and on the unanimous vote of those directors in attendance at the meeting, declared that the form, terms and provisions of, and the transactions contemplated by, the Merger Agreement were advisable and fair to, and in the best interests of, the Company and its stockholders (including its unaffiliated security holders), approved the form, terms and provisions of, and the transactions contemplated by, the Merger Agreement, including the Merger, and authorized the Company to enter into the Merger Agreement and other transaction documents and perform each of its obligations thereunder, including the Merger, and recommended that the Company’s stockholders adopt the Merger Agreement.

On November 13, 2019, the proposal to adopt the Merger Agreement was approved at a special meeting of stockholders of the Company by the approval of (i) holders of a majority of the voting power of the outstanding shares of Voting Stock entitled to vote thereon as of September 20, 2019 (the “Record Date”), voting as one class, and (ii) the holders of a majority of the voting power of the outstanding shares of Voting Stock not held by Kien Huat, GenM, their respective affiliates, or any director or officer of the Company, entitled to vote thereon as of the Record Date, voting as one class.

As a result of the Merger, each share of the Common Stock and Series B Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Rollover Shares) was automatically converted into the right to receive the Common Merger Consideration or Series B Merger Consideration, as applicable, and ceased to exist or be outstanding. In addition as a result of the Merger, all shares of common stock of Merger Sub issued and outstanding immediately before the Effective Time were converted into 5,523,691 shares of Common Stock, representing the number of shares of Common Stock issued and outstanding immediately prior to the Effective Time (other than Rollover Shares and Canceled Shares) assuming conversion of all Series B Preferred Stock into Common Stock. Following the consummation of the Merger, Parent holds 34,438,297 shares of Common Stock, representing 100% of the outstanding Common Stock.

The foregoing summary of the Merger Agreement and the transaction contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this report and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 2.01 of this report is incorporated herein by reference.

Prior to the close of trading on November 15, 2019, in connection with the consummation of the Merger, the Company notified The NASDAQ Global Market (“NASDAQ”) that the Merger had been consummated and requested that the trading of the Company Common Stock on NASDAQ be suspended following the close of trading on November 15, 2019 and that the listing of the Company Common Stock on NASDAQ be withdrawn. In addition, the Company requested that NASDAQ file with the Securities and Exchange Commission (the “SEC”) a notification on Form 25 to report the delisting of the Company Common Stock from NASDAQ and to deregister the Company Common Stock under Section 12(b) of the Exchange Act.

The Company also intends to file with the SEC a Form 15 requesting that the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act be terminated or suspended.

Item 3.03. Material Modifications to Rights of Security Holders.

The information set forth in Item 2.01, 3.01 and 5.02 of this report is incorporated herein by reference.

At the Effective Time, the Company’s stockholders immediately before the Effective Time (excluding the holders of Rollover Shares) ceased to have any rights in the Company as stockholders, other than their right to receive the Common Merger Consideration or Series B Merger Consideration, as applicable, or, with respect to stockholders holding Dissenting Shares, appraisal rights.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 2.01 of this report is incorporated herein by reference.

In connection with the consummation of the Merger, Gerard Ewe Keng Lim and Dato’ Sri Lee Choong Yan, the directors of Merger Sub immediately prior to the Effective Time, became the directors of the Company. Accordingly, as of the Effective Time, each of Emanuel R. Pearlman, Keith R. Horn, Edmund Marinucci and Nancy Palumbo ceased to serve as a director of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 2.01 of this report is incorporated herein by reference.

In connection with the consummation of the Merger, the Company’s Third Amended and Restated Bylaws were amended and restated in their entirety as contemplated by the Merger Agreement. The foregoing summary of the Company’s Fourth Amended and Restated Bylaws do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such Fourth Amended and Restated Bylaws of the Company, which are filed as Exhibit 3.1 to this report and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 18, 2019, by and among Hercules Topco LLC, Hercules Merger Subsidiary Inc. and Empire Resorts, Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by the Company on August 19, 2019)

3.1	Fourth Amended and Restated Bylaws of Empire Resorts, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2019

EMPIRE RESORTS, INC.

By:	/s/ Ryan Eller
Name: Ryan Eller
Title: President and Chief Executive Officer